Exhibit 99.1

FARO Responds to Romer CimCore Press Release

          LAKE MARY, Fla., Oct. 19 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) announced today that it has no choice but to respond to what it believes to be a mischaracterization by Romer CimCore regarding the Southern District Court of California’s recent patent claim construction (“Markman”) ruling. In a press release yesterday, Romer CimCore stated that it had “successfully obtained reinstatement of a favorable patent claim construction ruling.” That statement, however, is simply not accurate. Indeed, the Court did not “reinstate” nor “reaffirm” its prior Markman ruling (nor for that matter did it reinstate or reaffirm its prior summary judgment ruling); rather, the Court materially altered its previous ruling by substantially narrowing what FARO believes to be key aspects of the claim construction.

          In September 2005, FARO was pleased that the District Court recognized that its initial Markman ruling was flawed as it provided an overly broad claim construction. The Court then promptly vacated (i.e., rescinded) its prior summary judgment ruling that had been in favor of Romer CimCore. Consistent with its recognition that the earlier claim construction had been erroneous, the Court’s most recent Markman ruling has resulted in a substantially narrowed claim construction and FARO believes that this narrower claim construction will ultimately lead to a finding that it does not infringe any claim of the Romer CimCore patent.

          FARO regrets that Romer CimCore has chosen to make seemingly misleading statements in the press that act to confuse rather than to inform the public about the pending litigation. In any event, FARO looks forward to a November 7, 2005 hearing on Summary Judgment where FARO will ask the Court to rule that its FaroArm product does not infringe the Romer CimCore ‘148 patent. FARO also continues to monitor the pending re-examination proceeding in the U.S. Patent and Trademark Office and it is FARO’s belief that the Romer CimCore patent will ultimately be found invalid.

          Simon Raab, CEO of FARO, stated, “It is not FARO’s intention or desire to litigate its controversy with Romer CimCore in the press; however, yesterday’s press release compels FARO to forcefully respond to statements which misconstrue the Court’s recent Markman ruling.

          “The Romer press release is just a continuation of belligerence and harassment by a large foreign corporation, which we continue to believe is the underlying purpose of the suit and this latest irresponsible and misleading press release. There is no foreseeable eventuality that will ever stop us from producing our product since we have numerous immediately applicable production design alternatives. We look forward to the systematic application of the law at every stage of this process,” Raab concluded.

          About FARO

          With nearly 8,500 installations and 3,800 customers globally, FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company’s products allow manufacturers to perform 3-D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO’s worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage-PLUS; Platinum, Digital Template, Titanium, Advantage FAROArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO-17025 laboratory registered.

          This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

          * the inability to protect our patents and other proprietary rights in the United States and foreign countries and the assertion and ultimate outcome of infringement claims against us, including the pending suit by Cimcore-Romer against us;

          * the inability to quickly deploy alternative designs in the event of a negative outcome in the pending suit by Romer Cimcore against us; and

          * the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

SOURCE  FARO Technologies, Inc.
          -0-                             10/19/2005
          /CONTACT:  Greg Fraser, Executive Vice President, FARO, +1-407-333-9911, or fraserg@FARO.com/
          /First Call Analyst: /
          /FCMN Contact: trowbris@faro.com /
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          (FARO)